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Exhibit 4.2.1

Schedule identifying substantially identical agreements to Indenture of Trust and Security Agreement

1.
The Indenture of Trust and Security Agreement dated as of December 7, 2001 by and among Homer City OL1, L.L.C., a Delaware Limited Liability Corporation, as Issuer and the Bank of New York, as Lease Indenture Trustee and Security Agent.

2.
The Indenture of Trust and Security Agreement dated as of December 7, 2001 by and among Homer City OL2, L.L.C., a Delaware Limited Liability Corporation, as Issuer and the Bank of New York, as Lease Indenture Trustee and Security Agent.

3.
The Indenture of Trust and Security Agreement dated as of December 7, 2001 by and among Homer City OL3, L.L.C., a Delaware Limited Liability Corporation, as Issuer and the Bank of New York, as Lease Indenture Trustee and Security Agent.

4.
The Indenture of Trust and Security Agreement dated as of December 7, 2001 by and among Homer City OL4, L.L.C., a Delaware Limited Liability Corporation, as Issuer and the Bank of New York, as Lease Indenture Trustee and Security Agent.

5.
The Indenture of Trust and Security Agreement dated as of December 7, 2001 by and among Homer City OL5, L.L.C., a Delaware Limited Liability Corporation, as Issuer and the Bank of New York, as Lease Indenture Trustee and Security Agent.

6.
The Indenture of Trust and Security Agreement dated as of December 7, 2001 by and among Homer City OL6, L.L.C., a Delaware Limited Liability Corporation, as Issuer and the Bank of New York, as Lease Indenture Trustee and Security Agent.

7.
The Indenture of Trust and Security Agreement dated as of December 7, 2001 by and among Homer City OL7, L.L.C., a Delaware Limited Liability Corporation, as Issuer and the Bank of New York, as Lease Indenture Trustee and Security Agent.

8.
The Indenture of Trust and Security Agreement dated as of December 7, 2001 by and among Homer City OL8, L.L.C., a Delaware Limited Liability Corporation, as Issuer and the Bank of New York, as Lease Indenture Trustee and Security Agent.

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  Exhibit 4.2.1